UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2006

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

On December 5, 2006, Michael A. Creel gave a presentation to investors and analysts at the Wachovia Pipeline & MLP Symposium regarding the businesses, growth strategies and recent financial performance of Enterprise Products Partners L.P. (“Enterprise Products Partners”). Mr. Creel is an Executive Vice President and Chief Financial Officer of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners. Enterprise Products Partners is a North American midstream energy company that provides a wide range of services to producers and consumers of natural gas, natural gas liquids (“NGLs”), and crude oil. In addition, Enterprise Products Partners is an industry leader in the development of pipeline and other midstream energy assets in the continental United States and Gulf of Mexico.

A copy of the investor presentation (the “Presentation”) is filed as Exhibit 99.1 to this Current Report on Form 8-K. In addition, interested parties will be able to view the Presentation by visiting Enterprise Products Partners’ website, www.epplp.com. The Presentation will be archived on its website for 90 days.

Unless the context requires otherwise, references to “we,” “our,” “Enterprise,” “EPD,” or the “Company” within the Presentation or this Current Report on Form 8-K shall mean Enterprise Products Partners and its consolidated subsidiaries. References to “EPE” refer to Enterprise GP Holdings L.P., which is the sole member of Enterprise Products GP, LLC. EPE and its general partner and the Company and its general partner are under common control of Dan L. Duncan, the Chairman and controlling shareholder of EPCO, Inc. (“EPCO”). Mr. Duncan is the primary sponsor of the Company’s activities.

References to “GTM” or “GulfTerra” mean Enterprise GTM Holdings L.P., the successor to GulfTerra Energy Partners, L.P. Also, “merger with GTM” or “GTM Merger” refers to the merger of GulfTerra with a wholly owned subsidiary of Enterprise Products Partners on September 30, 2004 and the various transactions related thereto.

The Presentation contains various forward-looking statements. For a general discussion of such statements, please refer to Slide 2.

USE OF INDUSTRY TERMS AND OTHER ABBREVIATIONS IN PRESENTATION

As used within the Presentation, the following industry terms and other abbreviations have the following meanings:

Bcf	Billion cubic feet
Bcf/d	Billion cubic feet per day
CAGR	Compound annual growth rate
DCF	Distributable cash flow
DRIP	Distribution reinvestment plan
EBITDA	Earnings before interest, taxes, depreciation and amortization
EUPP	Employee unit purchase plan
FFO	Funds from operations
GOM	Gulf of Mexico
GP	General partner
IDR	Incentive distribution rights
IPO	Refers to EPD’s initial public offering in 1998
LC	Letter of credit
LLC	Limited liability company
LNG	Liquefied natural gas
LP	Limited partner
LTM	Last twelve months
MAPL	Mid-America Pipeline System, an NGL pipeline system wholly-owned by the Company
MBPD	Thousand barrels per day

Use of Industry Terms and Other Abbreviations in Presentation (Continued)

MLP	Master limited partnership
MMBbls	Million barrels
MMcf/d	Million cubic feet per day

MTBV, MB or

Mont Belvieu	Mont Belvieu, Texas, an industry hub for NGLs
NYSE	New York Stock Exchange
REIT	Real Estate Investment Trust
SEC	U.S. Securities and Exchange Commission
TBtu/d	Trillion British thermal units per day
Tcf	Trillion cubic feet

TEPPCO              TEPPCO Partners, L.P., an affiliate of the Company under common control of Dan L.                                                                Duncan

YTD	Year-to-date

USE OF NON-GAAP FINANCIAL MEASURES

Our Presentation includes references to the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow, EBITDA and Consolidated EBITDA. To the extent appropriate, this Current Report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable historical financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Gross Operating Margin

Gross operating margin amounts (Slides 9 and 10). We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses on the sale of assets; and (iv) general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effects of changes in accounting principles, and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We include equity earnings from unconsolidated affiliates in our measurement of segment gross operating margin and operating income. Our equity investments with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of customers and/or suppliers. This method of operation also enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations.

Reconciliations of our non-GAAP gross operating margin amounts to their respective GAAP operating income amounts are presented on Slide 33 in the Presentation.

Distributable Cash Flow

Distributable cash flow (Slide 10). We define distributable cash flow as net income or loss plus: (i) depreciation, amortization and accretion expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (iv) the subtraction of sustaining capital expenditures; (v) the addition of losses or subtraction of gains relating to the sale of assets; (vi) cash proceeds from either the sale of assets or a return of investment in an unconsolidated affiliate; (vii) gains or losses on monetization of financial instruments recorded in accumulated other comprehensive income less related amortization of such amount to earnings; (viii) transition support payments received from El Paso related to the GTM merger and (ix) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Such expenditures serve to maintain (or sustain) existing operations but do not generate additional revenues.

Distributable cash flow is a significant liquidity metric used by senior management to compare the basic cash flows we generate to the cash distributions we expect to pay our partners. Using this metric, our management can compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable cash flow is also an important non-GAAP financial measure to our limited partners since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flows at a level that can sustain (or support an increase in) our quarterly cash distribution rate. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which in turn is based on the amount of cash distributions a partnership pays to a unitholder. The GAAP measure most directly comparable to distributable cash flow is cash flow from operating activities.

Reinvested distributable cash flow (Slides 22 and 27). The Presentation includes estimates of the amount of distributable cash flow we reinvested in the Company since (i) January 1, 1999 and (ii) September 30, 2004, which was the date we completed the GTM Merger. These estimates were calculated by summing the distributable cash flow amounts for the respective periods and deducting the cash distributions we paid to partners with respect to such periods.

Reconciliations of our non-GAAP distributable cash flow amounts to their respective GAAP cash flow from operating activities amounts are presented on Slide 34 in the Presentation. Schedule A to this Current Report on Form 8-K presents (i) our calculation of the estimated reinvestment of distributable cash flow for each period and (ii) a reconciliation of the underlying quarterly distributable cash flow amounts to their respective GAAP cash flow from operating activities amounts.

EBITDA

EBITDA (Slide 10). We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation, amortization and accretion expense. EBITDA is commonly used as a supplemental financial measure by senior management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (i) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (iii) our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in the Presentation may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Reconciliations of our non-GAAP EBITDA amounts to their respective GAAP cash flow from operating activities amounts are presented on Slide 35 in the Presentation.

Consolidated EBITDA

Consolidated EBITDA (Slide 28 and 38). The Presentation includes references to Consolidated EBITDA, which is a financial measure calculated by Enterprise Products Operating L.P. (our “Operating Partnership”) in connection with the provisions of its multi-year revolving credit facility. Slide 36 of the Presentation presents the Operating Partnership’s calculation of Consolidated EBITDA for the twelve months ended September 30, 2006 along with a reconciliation to its closest GAAP counterpart, which is cash flow from operating activities.

Financial Schedule

Enterprise Products Partners L.P.	Schedule A

Reinvested Distributable Cash Flow (Dollars in 000s, Unaudited)

Our computation of distributable cash flow reinvested since the GTM Merger, which closed on September 30, 2004, is as follows:

	For the Quarterly Period
	4Q 04	1Q 05	2Q 05	3Q 05
Reconciliation of non-GAAP "distributable cash flow" to GAAP
"net cash flow provided by (used in) operating activities"
Net cash flow provided by (used in) operating activities	$ 355,525	$ 164,246	$ (46,409)	$ 226,796
Adjustments to reconcile distributable cash flow to net cash flow provided by (used in) operating activities (add or subtract as indicated):
Sustaining capital expenditures	(21,314)	(15,550)	(21,293)	(25,935)
Proceeds from sale of assets	6,772	42,158	109	953
Amortization of net gain from forward-starting interest rate swaps	(857)	(886)	(896)	(905)
Minority interest in total	(1,281)	(1,945)	(380)	(861)
Net effect of changes in operating accounts	(146,801)	58,920	237,353	17,929
Return of investment in unconsolidated affiliate			47,500
El Paso transition support payments	4,500	4,500	4,500	4,500
Distributable cash flow	196,544	251,443	220,484	222,477
Less amounts paid to partners with respect to such period	(162,687)	(176,066)	(181,624)	(187,107)
Estimate of reinvested distributable cash flow	$ 33,857	$ 75,377	$ 38,860	$ 35,370

	For the Quarterly Period
	4Q 05	1Q 06	2Q 06	3Q 2006
Net cash flow provided by operating activities	$ 287,075	$ 494,276	$ 77,049	$ 414,699
Adjustments to reconcile distributable cash flow to net cash flow provided by operating activities (add or subtract as indicated):
Sustaining capital expenditures	(29,380)	(30,010)	(34,521)	(30,743)
Proceeds from sale of assets	1,526	75	181	2,787
Amortization of net gain from forward-starting interest rate swaps	(915)	(925)	(935)	(945)
Minority interest in total	(2,574)	(2,198)	(538)	(1,940)
Net effect of changes in operating accounts	(47,807)	(247,084)	172,392	(85,157)
El Paso transition support payments	3,750	3,750	3,750	3,750
Distributable cash flow	211,675	217,884	217,378	302,451
Less amounts paid to partners with respect to such period	(193,160)	(206,580)	(214,790)	(226,908)
Estimate of reinvested distributable cash flow	$ 18,515	$ 11,304	$ 2,588	$ 75,543
Total reinvested distributable cash flow since GTM Merger (sum of periods)				$ 291,414

Enterprise Products Partners L.P.	Schedule A (Continued)

Reinvested Distributable Cash Flow (Dollars in 000s, Unaudited)

Our computation of distributable cash flow reinvested since January 1, 1999 is as follows:

	For the Year Ended December 31,
	1999	2000	2001	2002	2003
Reconciliation of non-GAAP "distributable cash flow" to GAAP
"net cash flow provided by operating activities"
Net cash flow provided by operating activities	$ 177,953	$ 360,870	$ 283,328	$ 329,761	$ 424,705
Adjustments to reconcile distributable cash flow to net cash flow provided by operating activities (add or subtract as indicated by sign of number):
Sustaining capital expenditures	(2,440)	(3,548)	(5,994)	(7,201)	(20,313)
Proceeds from sale of assets	8	92	568	165	212
Minority interest in earnings not included in distributable cash flow	3			(1,968)	(2,967)
Minority interest in allocation of lease expense paid by EPCO, Inc.	108	107	105	92	90
Net effect of changes in operating accounts	(27,906)	(71,111)	25,897	(92,655)	(122,961)
Collection of notes receivable from unconsolidated affiliates	19,979	6,519
Distributable cash flow	167,705	292,929	303,904	228,194	278,766
Less amounts paid to partners with respect to such period	(116,315)	(145,437)	(176,003)	(240,125)	(330,723)
Estimate of reinvested distributable cash flow	$ 51,390	$ 147,492	$ 127,901	$ (11,931)	$ (51,957)

	For the Year Ended December 31,		2006	2006	2006
	2004	2005	1Q	2Q	3Q
Net cash flow provided by operating activities	$ 391,541	$ 631,708	$ 494,276	$ 77,049	$ 414,699
Adjustments to reconcile distributable cash flow to net cash flow provided by operating activities (add or subtract as indicated by sign of number):
Sustaining capital expenditures	(37,315)	(92,158)	(30,010)	(34,521)	(30,743)
Proceeds from sale of assets	6,882	44,746	75	181	2,787
Amortization of net gain from forward-starting interest rate swaps	(857)	(3,602)	(925)	(935)	(945)
Settlement of forward-starting interest rate swaps	19,405
Minority interest in earnings not included in distributable cash flow	(8,128)	(5,760)	(2,198)	(538)	(1,940)
Minority interest in cumulative effect of change in accounting principle	2,338
Net effect of changes in operating accounts	93,725	266,395	(247,084)	172,392	(85,157)
Return of investment in unconsolidated affiliate		47,500
GTM distributable cash flow for third quarter of 2004	68,402
El Paso transition support payments	4,500	17,250	3,750	3,750	3,750
Distributable cash flow	540,493	906,079	217,884	217,378	302,451
Less amounts paid to partners with respect to such period	(509,118)	(737,956)	(206,580)	(214,790)	(226,908)
Estimate of reinvested distributable cash flow	$ 31,375	$ 168,123	$ 11,304	$ 2,588	$ 75,543
Total reinvested distributable cash flow since January 1, 1999 (sum of periods)					$ 551,828

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Enterprise Products Partners’ presentation at the Wachovia Pipeline & MLP Symposium, December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: December 5, 2006	By: ___/s/ Michael J. Knesek_______________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC